Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this post effective amendment No. 4 to Registration Statement (No. 333-152652) of Liberator Medical Holdings, Inc. on Form S-1/A of our report dated January 13, 2011, on the consolidated financial statements of Liberator Medical Holdings, Inc. appearing in the 2010 Form 10-K of Liberator Medical Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CROWE HORWATH LLP
Crowe Horwath LLP

Fort Lauderdale, Florida

October 14, 2011